Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces First Quarter 2010 Financial Results

First quarter revenue was a record $76.6 million, a 27% annual increase;

Billable transactions processed was a record 738 million, a 34% annual increase.

MOUNTAIN VIEW, Calif. – April 29, 2010 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment, risk management, and payment security solutions, today announced financial results for its first quarter ended March 31, 2010.

•	First quarter revenue was $76.6 million, a 27% increase compared to $60.5 million in the same period the previous year.

•

On a GAAP basis, net income for the first quarter of 2010 was $3.8 million and earnings per share was $0.05, compared to net income of $1.0 million and earnings per share of $0.01 in the first quarter of 2009.

•

Non-GAAP net income for the first quarter was $16.8 million, a 33% increase compared to $12.6 million for the first quarter of 2009. Non-GAAP earnings per share for the first quarter was $0.23, a 28% increase compared to earnings per share of $0.18 for the first quarter of 2009. Non-GAAP net income excludes stock-based compensation expense, a reduction in the valuation allowance against deferred tax assets, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain GAAP to non-GAAP measures is attached.

•

During the first quarter, CyberSource processed a record 738 million billable transactions, a 34% increase over the same period the previous year. The value of transactions processed was approximately $38.7 billion, a 40% increase over the first quarter 2009.

“After fifteen years as a standalone entity, I am pleased to announce that on April 21, 2010, we entered into a definitive agreement for Visa to purchase CyberSource at a price of $26 per share or approximately $2.0 billion in cash. This is an incredible opportunity to join Visa, the leading company in the payment space, which is also one of the fastest growing and most successful companies in the world. We’ve had a long working relationship with Visa, an early investor in CyberSource before our IPO, and have collaborated with them on fraud models built into our automated fraud management solutions since 1999. The combination with Visa provides a great platform to build innovative payment solutions for eCommerce merchants, and helps secure our position as a global payment leader,” said Bill McKiernan, Executive Chairman and Founder.

“Our strong first quarter results show continued strength in eCommerce and international expansion. CyberSource continues to succeed in selling value added payment services to its customers, reflected in our dramatic transaction growth this quarter of 34% over the prior year to a record 738 million transactions. The affiliate channel saw record growth in partner adds, and our first quarter results reflect our focus on these key partnerships and our drive to provide them the tools needed to effectively promote and sell our small business platform,” said Michael Walsh, President and Chief Executive Officer of CyberSource.

Business Highlights

•

Visa: Visa announced on April 21, 2010 that they entered into a definitive agreement to purchase CyberSource at a price of $26.00 per share, or total consideration of approximately $2.0 billion to be paid with cash on hand. The transaction is subject to customary closing conditions, including approval by the stockholders of CyberSource and required regulatory approvals. The transaction, which has been approved by the Visa and CyberSource boards of directors, does not require a Visa stockholder vote and is expected to close in Visa’s fourth fiscal quarter of 2010. CyberSource’s President and CEO, Michael Walsh, will continue to oversee CyberSource’s operations. CyberSource’s Executive Chairman and Founder, William S. McKiernan, will join Visa as an Executive Advisor to assist in the integration of the two businesses.

•

Customers: CyberSource added approximately 31,700 new customers in the quarter, bringing its total customer base to approximately 305,000. Other large enterprise customers added this quarter include: Air China, IKEA, LeapFrog Enterprises, and RyanAir. Existing customers that added new services or renewed agreements during the quarter include: Check Point Software Technologies, Hearst Communications, and Payless ShoeSource.

•

Channel Partners: In the first quarter, CyberSource signed over 900 new Independent Sales Organizations and affiliate partners. CyberSource’s partner program of approximately 4,800 active resellers and affiliate partners continues to be a major driver for new customer leads.

•

International: CyberSource continues to drive strong growth outside the U.S. CyberSource’s European operations processed a record 210 million transactions in the first quarter, an increase of 53% over the same period last year. The Company’s European business is comprised of revenue generated by customers domiciled outside the US and represented about 8% of revenue in the quarter.

•

Global acquiring: CyberSource generated $25.3 million of global acquiring revenue during the first quarter, up 33% over the prior year. CyberSource added approximately 1,200 new acquiring customers during the quarter, and now has approximately 7,400 global acquiring customers.

Given the Visa announcement on April 21st, CyberSource will not be providing quarterly guidance for Q2 2010, or be updating yearly guidance for 2010 at this time.

Stock Buyback

During the first quarter, we did not repurchase any shares of our common stock.

Public call/web cast details

CyberSource will host a public conference call today, April 29, 2010 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the first quarter results. The call can be accessed in either of the following ways:

Live conference call

800-230-1951 (U.S. and Canada), (612) 288-0337 (local and international). The call’s conference ID number is: 153512. A taped replay of this call will be available through June 30, 2010. The dial-in numbers for the taped replay are: (800) 475-6701 / (320) 365-3844 (local and international). Conference ID is as above.

Live web cast

http://ir.cybersource.com/events.cfm

A replay of this web cast will remain available at this location through June 30, 2010.

About CyberSource

CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management and payment security solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 305,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, Singapore, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, a reduction in the valuation allowance against deferred tax assets, the non-cash portion of the income tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended March 31, 2010, as presented in this release.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) the opportunity to join Visa; (2) the anticipated closing time for the proposed merger with Visa; (3) the respective roles of our Executive Chairman and CEO in the combined company; (4) strength in eCommerce and international expansion; (5) resellers and partners continuing to be a major driver for new customer leads; and (6) the company continuing to drive strong growth outside the U.S. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. These risks and uncertainties include, among others, those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CyberSource’s most recent Annual Report on Form 10-K, filed on February 26, 2010, and subsequent Quarterly Reports on Form 10-Q, as well as the consolidated financial statements, related Notes, and the other financial information appearing elsewhere in those reports and other CyberSource filings with the Securities and Exchange Commission. The factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as: changes in Generally Accepted Accounting Principles and the application thereof; changes in customer needs; the risks of failures, disruptions or illiquidity in national and global banking, credit, and financial systems and the impact of those risks on CyberSource’s business; the risk of the economy, in general, and online economy, in particular, slowing down; security breaches; new products and services offerings by CyberSource and its competitors; and any unforeseen system failures. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Readers should bear this in mind when considering forward-looking statements. The forward-looking statements in this release speak only as of this date. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, CyberSource will file a proxy statement with the SEC. Additionally, CyberSource will file other relevant materials with the SEC in connection with the proposed acquisition of CyberSource by Visa pursuant to the terms of an Agreement and Plan of Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa. The materials to be filed by CyberSource with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from CyberSource by contacting its investor relations department by telephone at (650) 965-6000 or by mail at CyberSource, Investor Relations, 1295 Charleston Road, Mountain View, California 94043. Investors and security holders of CyberSource are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

CyberSource, Visa and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberSource’s executive officers and directors in the solicitation by reading CyberSource’s proxy statement for its 2009 annual meeting of stockholders, the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information when filed with the SEC on or before April 30, 2010, and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Visa’s executive officers and directors by reading Visa’s proxy statement for its 2010 annual meeting of stockholders. Information concerning the interests of CyberSource’s participants in the solicitation, which may, in some cases, be different than those of CyberSource’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding CyberSource directors and executive officers is also included in CyberSource’s proxy statement for its 2009 annual meeting of stockholders and will be included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information.

© 2010 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$76,589	$60,491

Cost of revenues	36,733	27,981

Gross profit	39,856	32,510

Operating expenses:
Product development	7,739	6,454
Sales and marketing	18,354	17,554
General and administrative	7,642	6,980

Total operating expenses	33,735	30,988

Income from operations	6,121	1,522
Other income (loss), net	73	(18)
Interest income	20	133

Income before income taxes	6,214	1,637

Income tax provision	2,384	627

Net income	$3,830	$1,010

Basic net income per share	$0.05	$0.01

Diluted net income per share	$0.05	$0.01

Weighted average number of shares used in computing basic net income per share	70,591	68,983

Weighted average number of shares used in computing diluted net income per share	73,398	70,905

Non-GAAP Financial Metrics:
Gross profit	$43,275	$35,505
Operating expenses	$26,059	$22,451
Net income	$16,766	$12,580
Basic net income per share	$0.24	$0.18
Diluted net income per share	$0.23	$0.18

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP gross profit	$39,856	$32,510
Add FAS123R expense	419	401
Add depreciation expense	1,920	1,237
Add amortization of intangible assets	1,080	1,357

Non-GAAP gross profit	$43,275	$35,505

GAAP operating expenses	$33,735	$30,988
Less FAS123R expense	(2,343)	(1,859)
Less depreciation expense	(668)	(463)
Less amortization of intangible assets	(4,365)	(5,283)
Less restructuring charges	—	(932)
Less settlement charges*	(300)	—

Non-GAAP operating expenses	$26,059	$22,451

GAAP net income	$3,830	$1,010
Add FAS123R expense	2,762	2,260
Add non-cash tax provision	1,841	38
Add depreciation expense	2,588	1,700
Add amortization of intangible assets	5,445	6,640
Add restructuring charges	—	932
Add settlement charges*	300	—

Non-GAAP net income	$16,766	$12,580

GAAP basic net income per share	$0.05	$0.01
Add FAS123R expense	0.04	0.03
Add non-cash tax provision	0.03	—
Add depreciation expense	0.04	0.03
Add amortization of intangible assets	0.08	0.10
Add restructuring charges	—	0.01

Non-GAAP basic net income per share	$0.24	$0.18

GAAP diluted net income per share	$0.05	$0.01
Add FAS123R expense	0.04	0.03
Add non-cash tax provision	0.03	—
Add depreciation expense	0.04	0.03
Add amortization of intangible assets	0.07	0.10
Add restructuring charges	—	0.01

Non-GAAP diluted net income per share	$0.23	$0.18

*	In March 2010, CyberSource paid approximately $300,000 as consideration for settling a lawsuit that was filed against CyberSource in April 2009.

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2010	December 31, 2009
Assets

Current assets:
Cash and cash equivalents	$143,223	$128,044
Accounts receivable, net	23,220	22,878
Prepaid expenses and other current assets	7,870	7,797
Deferred income taxes	3,770	3,770

Total current assets	178,083	162,489

Property and equipment, net	20,593	21,022
Intangible assets, net	97,968	103,413
Goodwill	289,278	289,278
Non-current deferred income taxes	14,422	16,224
Other non-current assets	2,425	2,520
Restricted cash	1,516	1,516

Total assets	$604,285	$596,462

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,295	$1,003
Funds due to merchants	16,288	14,378
Other accrued liabilities	17,451	20,694
Deferred revenue	6,128	5,630
Accrued restructuring	1,095	1,155

Total current liabilities	42,257	42,860

Deferred revenue, less current portion	1,188	1,154
Accrued restructuring, less current portion	690	927
Other non-current tax liabilities	1,841	1,814

Total liabilities	45,976	46,755

Total stockholders’ equity	558,309	549,707

Total liabilities and stockholders’ equity	$604,285	$596,462

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,830	$1,010
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	5,445	6,640
Depreciation expense	2,588	1,700
Income on investment in joint venture	(100)	(110)
Stock-based compensation	2,762	2,260
Changes in operating assets and liabilities:
Accounts receivable	(342)	(207)
Prepaid expenses and other current assets	(73)	(1,176)
Deferred income taxes	1,802	(37)
Other non-current assets	195	(52)
Accounts payable	292	284
Accrued liabilities	(3,540)	(3,055)
Funds due to merchants	1,910	(133)
Deferred revenues	532	528
Other non-current tax liabilities	27	29

Net cash provided by operating activities	15,328	7,681

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,159)	(2,451)

Net cash used in investing activities	(2,159)	(2,451)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,649	867
Tax benefit from employee stock options	14	47

Net cash provided by financing activities	2,663	914
Effect of exchange rate changes on cash	(653)	(248)

Increase in cash and cash equivalents	15,179	5,896
Cash and cash equivalents at beginning of period	128,044	73,292

Cash and cash equivalents at end of period	$143,223	$79,188